Exhibit 5.2

[Letterhead of Dorsey & Whitney LLP]

October 9, 2009

Nuveen Investments, Inc.

333 West Wacker Drive

Chicago, Illinois 60606

Re:          Winslow Capital Management, Inc.

Ladies and Gentlemen:

We have acted as special Minnesota counsel to Winslow Capital Management, Inc., a Minnesota corporation (the “Company”), in connection with its intended issuance of guarantees (the “Exchange Guarantees”) of up to $785,000,000 aggregate principal amount of 10-1/2% Senior Exchange Notes due 2015 (the “Exchange Notes”) of Nuveen Investments, Inc., a Delaware corporation (“Nuveen Investments”).  The Exchange Notes and the Exchange Guarantees are to be issued pursuant to that indenture dated as of November 13, 2007, by and among Windy City Acquisition Corp. to be merged with and into Nuveen Investments, Inc., as Issuer, the guarantor parties named therein, and U.S. Bank National Association, as trustee (the “Trustee”), as such indenture was supplemented by that notation of guarantee dated as of April 20, 2009, from the Company to the Trustee, in exchange for the notes and guarantees of like tenor which previously were issued under such indenture (respectively, the “Original Notes” and “Original Guarantees”).  Such indenture, as so supplemented, is referred to herein as the “Indenture.”  We understand that the Exchange Notes and the Exchange Guarantees are being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) by Nuveen Investments, the Company, and the other guarantors of the Exchange Notes.  Such registration statement, in the form with which this letter is being filed as an exhibit, is referred to herein as the “Registration Statement.”

In rendering the opinions hereinafter expressed, we have reviewed certifications of an officer of the Company concerning the corporate proceedings taken by the Company in connection with the authorization of the Exchange Guarantees and related matters, and we have reviewed such questions of law, certificates of public officials, and other documents as we have deemed necessary as a basis for such opinions.  As to the various matters of fact material to such opinions, we have, when such facts were not independently established, relied upon certificates of public officials and of a responsible officer of the Company.  In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals and that all signatures are genuine.

Based on the foregoing, it is our opinion that:

1.  The issuance of the Exchange Guarantees has been duly authorized by requisite corporate action by the Company.

2.  The Exchange Guarantees will be valid and binding obligations of the Company, entitled to the benefits of the Indenture, when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments) shall have become effective under the Securities Act; (b) the Exchange Guarantees are duly executed on behalf of the Company in accordance with the provisions of the Indenture, and the Exchange Notes upon which the Exchange Guarantees are noted are duly executed on behalf of Nuveen Investments and authenticated by the Trustee in accordance with the provisions of the Indenture; and (c) the Exchange Notes and Exchange Guarantees shall have been issued and delivered in exchange for the Original Notes and Original Guarantees pursuant to the terms set forth in the Prospectus included in the Registration Statement as finally amended.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the State of Minnesota or as to the Blue Sky laws of the State of Minnesota.  We have assumed, with your concurrence, that the Merger referred to in the Indenture was completed, and that the Indenture, the Original Notes, and the Original Guarantees were duly and validly authorized, executed and delivered by all parties thereto.

Your counsel Winston & Strawn LLP is hereby authorized to rely on the foregoing opinions in delivering their opinion letter of even date herewith addressed to Nuveen Investments and the guarantors listed on Schedule I to such opinion letter, which we understand is being filed with the Commission as an exhibit to the Registration Statement.  We hereby consent to the reference to this Firm under the heading “Legal Matters” in the Prospectus referred to above, and to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ Dorsey & Whitney LLP